Exhibit 99.2

Google Inc.

CONSOLIDATED BALANCE SHEETS

(In millions)

	As of December 31, 2011*	As of September 30, 2012
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$9,983	$16,260
Marketable securities	34,643	29,464
Accounts receivable, net of allowance	5,427	7,259
Inventories	35	618
Receivable under reverse repurchase agreements	745	550
Deferred income taxes, net	215	230
Prepaid revenue share, expenses and other assets	1,710	2,440

Total current assets	52,758	56,821
Prepaid revenue share, expenses and other assets, non-current	499	2,206
Non-marketable equity securities	790	1,063
Property and equipment, net	9,603	11,401
Intangible assets, net	1,578	7,754
Goodwill	7,346	10,485

Total assets	$72,574	$89,730

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$588	$2,233
Short-term debt	1,218	3,218
Accrued compensation and benefits	1,818	1,926
Accrued expenses and other current liabilities	1,370	3,313
Accrued revenue share	1,168	1,108
Securities lending payable	2,007	1,686
Deferred revenue	547	905
Income taxes payable, net	197	45

Total current liabilities	8,913	14,434
Long-term debt	2,986	2,988
Deferred revenue, non-current	44	100
Income taxes payable, non-current	1,693	2,034
Deferred income taxes, net, non-current	287	1,461
Other long-term liabilities	506	685
Stockholders’ equity:
Common stock and additional paid-in capital	20,264	22,204
Accumulated other comprehensive income	276	368
Retained earnings	37,605	45,456

Total stockholders’ equity	58,145	68,028

Total liabilities and stockholders’ equity	$72,574	$89,730

*	Derived from audited financial statements.

Google Inc.

CONSOLIDATED STATEMENTS OF INCOME

(In millions, except share amounts which are reflected in thousands and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2012	2011	2012
	(unaudited)
Revenues:
Google (advertising and other)	$9,720	$11,526	$27,322	$33,135
Motorola (hardware and other)	—	2,575	—	3,825

Total revenues	9,720	14,101	27,322	36,960

Costs and expenses:
Cost of revenues - Google (advertising and other) (1)	3,378	4,440	9,485	12,213
Cost of revenues - Motorola (hardware and other) (1)	—	2,114	—	3,143
Research and development (1)	1,404	2,009	3,861	5,035
Sales and marketing (1)	1,204	1,760	3,322	4,462
General and administrative (1)	676	1,042	1,919	2,779
Charge related to the resolution of Department of Justice investigation	—	—	500	—

Total costs and expenses	6,662	11,365	19,087	27,632

Income from operations	3,058	2,736	8,235	9,328
Interest and other income, net	302	63	602	473

Income before income taxes	3,360	2,799	8,837	9,801
Provision for income taxes	631	623	1,804	1,950

Net income	$2,729	$2,176	$7,033	$7,851

Net income per share - basic	$8.44	$6.64	$21.82	$24.05

Net income per share - diluted	$8.33	$6.53	$21.53	$23.69

Shares used in per share calculation - basic	323,155	327,785	322,304	326,452

Shares used in per share calculation - diluted	327,439	333,314	326,619	331,414

(1) Includes stock-based compensation expense as follows:

Cost of revenues - Google (advertising and other)	$72	$103	$172	$259
Cost of revenues - Motorola (hardware and other)	—	8	—	13
Research and development	311	378	795	968
Sales and marketing	104	155	256	372
General and administrative	84	118	214	364

	$571	$762	$1,437	$1,976

Google Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2012	2011	2012
	(unaudited)
Operating activities
Net income	$2,729	$2,176	$7,033	$7,851
Adjustments:
Depreciation and amortization of property and equipment	363	507	1,011	1,358
Amortization of intangible and other assets	129	321	337	651
Stock-based compensation expense	571	762	1,437	1,976
Excess tax benefits from stock-based award activities	(28)	(58)	(61)	(113)
Deferred income taxes	62	(168)	526	23
Gain on divestiture of business	—	—	—	(188)
Other	(52)	32	3	(24)
Changes in assets and liabilities, net of effects of acquisitions and divestiture:
Accounts receivable	(223)	(307)	(247)	(228)
Income taxes, net	366	167	268	1,336
Inventories	(20)	18	(18)	188
Prepaid revenue share, expenses and other assets	22	(27)	(128)	(1,215)
Accounts payable	(5)	(194)	72	(274)
Accrued expenses and other liabilities	(42)	727	255	484
Accrued revenue share	64	(80)	70	(57)
Deferred revenue	14	128	83	182

Net cash provided by operating activities	3,950	4,004	10,641	11,950

Investing activities
Purchases of property and equipment	(680)	(872)	(2,487)	(2,253)
Purchases of marketable securities	(22,738)	(8,704)	(43,693)	(24,246)
Maturities and sales of marketable securities	19,480	7,143	33,107	29,800
Investments in non-marketable equity securities	(15)	(44)	(358)	(246)
Cash collateral related to securities lending	1,119	(230)	694	(321)
Investments in reverse repurchase agreements	(125)	(75)	(395)	195
Acquisitions, net of cash acquired and proceeds received from divestiture, and purchases of intangibles and other assets	(488)	(525)	(1,350)	(10,471)

Net cash used in investing activities	(3,447)	(3,307)	(14,482)	(7,542)

Financing activities
Net payments related to stock-based award activities	(108)	(5)	(20)	(189)
Excess tax benefits from stock-based award activities	28	58	61	113
Proceeds from issuance of debt, net of costs	750	4,374	8,780	12,125
Repayments of debt	(750)	(4,375)	(8,054)	(10,128)

Net cash provided by (used in) financing activities	(80)	52	767	1,921

Effect of exchange rate changes on cash and cash equivalents	(113)	74	74	(52)
Net increase (decrease) in cash and cash equivalents	310	823	(3,000)	6,277
Cash and cash equivalents at beginning of period	10,320	15,437	13,630	9,983

Cash and cash equivalents at end of period	$10,630	$16,260	$10,630	$16,260

The following table presents our consolidated revenues by revenue source (in millions, unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2012	2011	2012
Advertising revenues:
Google websites	$6,740	$7,727	$18,851	$22,581
Google Network Members’ websites	2,595	3,133	7,506	9,029

Total advertising revenues	9,335	10,860	26,357	31,610
Other revenues	385	666	965	1,525

Total Google revenues (advertising and other)	9,720	11,526	27,322	33,135

Total Motorola revenues (hardware and other)	—	2,575	—	3,825

Consolidated revenues	$9,720	$14,101	$27,322	$36,960

The following table presents our Google revenues, by revenue source, as a percentage of Google revenues (unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2012	2011	2012
Advertising revenues:
Google websites	69%	67%	69%	68%
Google Network Members’ websites	27%	27%	27%	27%

Total advertising revenues	96%	94%	96%	95%
Other revenues	4%	6%	4%	5%

Google revenues	100%	100%	100%	100%